                                                                   Exhibit 99(b)


                           FORM OF AMENDMENT NO. 1 TO
                  NWNL Northstar, Inc. 1993 Stock Option Plan

          This Amendment No. 1 is made as of the ___ day of ___________ 199__, by ReliaStar Financial Corp., a Delaware corporation ("ReliaStar"), for the purpose of amending the NWNL Northstar, Inc. 1993 Stock Option Plan (the "Plan").

                                    RECITALS

          WHEREAS, NWNL Northstar, Inc. (now know as Northstar Holding, Inc.), a Delaware corporation ("Northstar"), established the Plan effective November 1, 1993;

          WHEREAS, under an Agreement and Plan of Merger dated as of December 1, 1997, among ReliaStar, RLR North Acquisition Company, and Northstar (the "Merger Agreement"), Northstar became a wholly owned subsidiary of ReliaStar on December 2, 1997 (the "Merger");

          WHEREAS, Section 2.3 of the Merger Agreement provides that ReliaStar will assume all outstanding options under the Plan at the Merger's effective time; and

          WHEREAS, ReliaStar's Board of Directors desires to amend the Plan to reflect the Merger;

          NOW, THEREFORE, the Plan is hereby amended as follows:

          1. The Plan as a whole is hereby amended by deleting each reference to "Northstar" or the "Company" and replacing it with "ReliaStar."

          2. The first sentence of Section 2 of the Plan is hereby amended to read as follows:

              This Plan shall be administered by the Personnel and Compensation Policy Committee (the "Committee") of the ReliaStar Board of Directors (the "Board").

          3. Section 3 of the Plan is hereby amended by replacing the share number in the first sentence with "345,334."

          4. Section 4 of the Plan is hereby amended and restated to read as follows:

              Only holders of options to purchase Northstar Common Stock immediately prior to the effective time of the Merger on December 2, 1997 are eligible to participate in the Plan. No new awards will be made under the Plan.

          5. Section 5(a) of the Plan is hereby amended by deleting the first two sentences thereof.

          6. Section 7(b)(ii) of the Plan is hereby amended by replacing the reference to "The NWNL Companies, Inc." with "ReliaStar."

          Except as amended by this Amendment No. 1, the Plan remains in full force and effect.

          IN WITNESS WHEREOF, this Amendment No. 1 is executed by a duly authorized officer of ReliaStar as of the date first written above.


                                       RELIASTAR FINANCIAL CORP.


                                       By
                                          ----------------------------------
                                          Richard R. Crowl, Senior Vice
                                          President, General Counsel, and
                                          Secretary

                                      2